CONFIDENTIAL PORTIONS OF MATERIAL HAVE BEEN OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION. THE REDACTED MATERIAL HAS BEEN INDICATED
WITH AN ASTERISK IN BRACKETS ([*]).

                                                            EXECUTION VERSION
                                                            2003-04-14 (ver 2)

                             GLOBAL SUPPLY AGREEMENT

                                      among

                                    NN Inc.,

                               NN Netherlands B.V.

                                       and

                      SKF Holding Maatschappij Holland B.V.

                                 April 14, 2003

                                                                               2

         This GLOBAL SUPPLY AGREEMENT is effective as of April 29, 2003, by and among

NN Netherlands B.V, a company duly incorporated, organized and existing under the laws of the Netherlands, ("NNN"), and

NN Inc., a company organized and existing under the laws of Delaware ("NN").

SKF Holding Maatschappij Holland B.V., a company duly incorporated, organized and existing under the laws of the Netherlands ("SKF");

The above parties are individually referred to as a "Party" and collectively as the "Parties".

WITNESSETH:

WHEREAS                  NNN has as per the date hereof purchased SKF's
                         manufacturing facility in Veenendaal, the Netherlands,
                         which is active in manufacturing and supplying the
                         Products as defined below:

WHEREAS                  The Purchasers (as defined below) use Products in their
                         production of bearings and related products and SKF is
                         responsible for negotiating and entering into contracts
                         related to the SKF Group's need of Products to be used
                         in the aforementioned production;

WHEREAS                  The Parties wish to establish a long term close relation
                         relating to the supply of the Products;

WHEREAS                  the Parties now wish to record the detailed basis upon
                         which NNN will supply certain Products to certain
                         production channels of the Purchasers and the terms and
                         conditions that shall govern any Purchase Order agreed
                         on between any Purchaser and NNN hand related to such
                         Product supply.

NOW THEREFORE, the Parties have agreed as follows.

                                                                               3

1.  DEFINITIONS

1.1  "Agreement" means this document, the Exhibits and Appendices annexed hereto

1.2  "Contract Period" means the period set forth in section 10 below.

1.3 "Contract Year" means the twelve (12) months period beginning when this
Agreement becomes effective and any following twelve (12) months period during the Contract Period.

1.4 "Force Majeure" shall mean industrial disputes and any
other circumstance beyond the control of a Party which could not be reasonably foreseen on the date hereof such as war, military mobilization, political unrest, state intervention of various kinds, currency restrictions, fire, catastrophes and restrictions in the use of power.

1.5 "General Conditions" shall mean the SKF General Conditions of Purchase, valid as from 2002-08-19, Exhibit 1.5.

1.6 "Products" shall mean any and all products listed in the price list,
Schedule 3.1.

1.7 "Purchase Order" means any order or call-off of Products from a SKF Group company to NNN according to this Agreement.

1.8 "Purchaser" shall mean an SKF Group company which purchased Products from the Veenendaal facility during 2002 and which is listed in Schedule 3.1.3 1.9
"SKF Group" means the group of companies of which AB SKF from time to time is the ultimate parent company, as "group" (Sw. "koncern") is defined in the
Swedish Companies Act (1975:1385).

1.10 "SKF Production Channel" shall mean any production channel (as described in the SKF Supplier Delivery Concept) of any factory of the SKF Group , which purchases Products under this Agreement ; provided that, in cases where the
Production Channel Concept has not been implemented, or where it is not applicable, SKF Production Channel shall mean a factory in the SKF Group purchasing Products under this Agreement.

1.11 "SKF Supplier Delivery Concept" shall mean the SKF Supplier Delivery
Concept introduced by SKF in relation to supplies to the SKF Production
Channels, as amended from time to time, a copy of which has been delivered to
NNN.

1.12 "Supply Channel Contract" shall have the meaning set forth in the SKF
Supplier Delivery Concept.

                                                                               4

1.13 "Supply Mode 1, 2, 3 and 4" shall have the meaning set forth in the SKF
Supplier Delivery Concept.

1.14 "Specification" means the technical specification for each of the Products specified in the SKF Material Specifications as amended from time to time.

1.15 "Volume Commitment" shall mean the obligation of SKF to cause the SKF Group companies to purchase the volumes mentioned in section 2.4.

1.16 Words or expressions defined in the Exhibits or any documentation referred to in this Agreement shall have the same meaning when used in this Agreement, unless specifically defined differently in this Agreement.

2.  SUPPLY AND PURCHASE OF PRODUCTS

2.1 Pursuant to the terms of this Agreement, NNN hereby agrees to manufacture and supply to the SKF Group companies the Products, as specified in Schedule
3.1.3, as ordered by the SKF Group companies and SKF agrees to purchase or cause the purchase of Products so that the Volume Commitment is fulfilled.

2.2  RESERVED

2.3 NNN shall reserve and/or maintain sufficient capacity alone or through SKF approved sub-contractors to be able to deliver to the SKF Group companies the demand of the Products agreed in this Agreement in accordance with the SKF
Supplier Delivery Concept, in both peak and down time market conditions. SKF will provide reasonable prior notice of significant increases in their Product needs in order to allow NNN to adjust its capacity accordingly.

2.4 SKF shall see to it that the SKF Group maintains the total purchased volumes from the Veenendaal facility at the 2002 purchased volume levels [*] for both rollers and stamped metal parts during the term of the Agreement. However, should the total customer demand on the Purchasers for the Products increase or decrease, such purchased volume level shall be adjusted proportionately. The committed volume shall take into account the price adjustments made each year compared to the 2002 prices and any changes in raw material prices pursuant to
Exhibit 3.1. SKF shall provide to NNN a written declaration on the total volume need of the Products of the Purchasers during the preceding year (split into two categories; rollers and stamped metal parts). Such a declaration shall be provided to NNN within 60 days after a request thereof from NNN. NNN may also employ a reputable accounting firm with the purpose to verify the correctness of such an declaration made by SKF. The accounting firm must agree in writing not to disclose any information to NNN other than that the figures presented by SKF were correct (and if they were not correct, they may present the correct figures). All cost related to such an investigation shall be borne by NNN, except SKF shall bear all of such costs if the figures presented by SKF were incorrect, unless the error is insignificant.

                                                                               5

2.5 If delay in delivery is caused by Force Majeure or by an act or omission on the part of a Purchaser or a supplier specifically requested in writing by a
Purchaser for which NNN has no available alternative, the time for delivery shall be extended by a period which is reasonable having regard all the circumstances in the case. If a delay in delivery for any other reason exceeds
[*] days and the Products concerned by the delay have still not been delivered, the Purchaser may in writing demand delivery within a final reasonable period which shall not be less than [*] days. If NNN does not deliver within such final period and this is not due to any circumstance for which the Purchaser is responsible, then the Purchaser may by notice in writing to NNN terminate the order in respect of the delayed delivery, and may itself undertake to employ a third party (including SKF Group companies) to supply the Products, with the incremental cost and expense to be borne by NNN. Upon the second time SKF implements its right to employ a third party (including SKF Group companies)
during any [*] period to supply the Products, SKF may with immediate effect delete the particular Product subject to such second event from the assortment of this Agreement without any right for NNN to claim any alternative volume or economical compensation and therefore, the Volume Commitment shall be reduced correspondingly.

2.6 NNN shall, after prior written approval by SKF, have the right to use sub-contractors when manufacturing Products to be sold to SKF under this
Agreement. Subcontractors and suppliers currently used by the Veenendaal plant are deemed approved by SKF, [*]. SKF will cooperate with the timely approval of any request by NNN to use a subcontractor or supplier, provided that the subcontractor or supplier fulfills SKF's requirements. The use of subcontractors or suppliers (other than those specifically requested by SKF in writing and those listed on Exhibit 2.6) will not relieve NNN from the responsibility for ensuring the subcontractor's or supplier's material, quality, parts, service etc, as per agreed specifications, between SKF and NNN. As well, NNN ensures that the subcontractor or supplier accepts and agrees with the SKF Supplier
Delivery Concept and that the subcontractor or supplier deliveries in all aspects will take place in accordance with the SKF Supplier Delivery Concept, if not differently approved by SKF prior to the order to the subcontractor or supplier.

2.7 NNN shall give the SKF Group a right of first refusal to act as a subcontractor to NNN. NNN shall, however, be entitled to use a company within the NN Group of companies as subcontractor without granting SKF Group a right of first refusal.

2.8 In case SKF Group determines to shift production from the Purchasers, whether by closing a plant, moving a production line, or otherwise, SKF shall give NNN at least[*] prior written notice and shall give NNN the right of first refusal to continue to supply the Products purchases of such shifted production
(directly or, subject to required quality and customer approvals, through a parent or Affiliate) at competitive market conditions. In no case may SKF reduce the Purchase Commitment by more than [*] over the term of this Agreement by shifting production from a Purchaser, without the prior written approval of NNN.
The parties agree to

                                                                               6

negotiate in good faith on any volume reduction of more than [*] but less than
[*]. In no event may SKF reduce the Purchase Commitment by more than [*] in the aggregate over the term of this Agreement.

2.9 Any SKF Group company not listed as a purchaser shall be entitled to order
Products under this Agreement. The prices to be applied on such new purchasers shall be based on the prices specified in this Agreement, but shall be negotiated case by case. The prices for such new purchasers shall reflect the volume to be purchased.

2.10 Any SKF Group company shall be entitled to order new products that
Veenendaal is capable of producing. The prices to be applied on such new products shall be based on the prices specified in this Agreement, but shall be negotiated case by case. The prices for such new products shall reflect the production cost and volume of the new product. NNN shall have a right of first refusal when a Purchaser intends to buy a new product that Veenendaal is capable of producing.

2.11 SKF recognizes the importance to NNN of maintaining the production volumes at the Veenendaal plant and agrees that it will not use changes in Product as a way to shift demand from NNN or to designate a "new product." For the purpose of the volume commitment, if a Purchaser replaces a Product with a product dimensionally similar to a Product, then the reduction of the volume of the
Product shall be replaced with the volume of the new product to the extent that a reduction in volume of the Product is due to the introduction of the new product; provided, however, this shall not apply if a new product is introduced due to the introduction of a new bearing.

3.  PRICES

3.1 Exhibit 3.1 (and the sub-schedules thereto) contains information regarding the Products, Product specifications and prices. The said schedules shall be continuously updated with mutually agreed upon new products and new information.
The prices in the said schedules shall be applicable until new adjusted prices have been agreed as set out in section 3.2 below. The price for a Product shall be renegotiated in good faith, up or down, if a change in a Product specification has an influence on the Product cost.

3.2 In order for NNN to realize certain production cost savings, NNN may be required to implement products or process changes that will require quality approval actions, including homologation, by SKF or its customers. SKF agrees to make reasonable efforts to cooperate in obtaining such approvals on a timely basis. The parties will work in good faith to agree on a cost budget for the approval process. NNN shall compensate SKF and the Purchasers for any and all out-of-pocket costs included in the budget. SKF agrees to bear the normal and customary internal costs included in the budget and NNN agrees to compensate SKF for any additional internal costs included in the budget.

3.3 SKF and NNN shall use all reasonable efforts to work collaboratively on cost improvements that will reduce the parties total costs. Such efforts shall as far as possible be taken in respect of all Products. NNN agrees to, when relevant and reasonable, form joint continuous improvement

                                                                               7

teams with SKF in order to evaluate measurable cost reductions that are (a)
external to NNN's internal production processes or (b) that are related to NNN's internal production processes if they are suggested initially, in writing, by
SKF. At the end of each Contract Year the cost improvement results achieved through such collaborative initiatives will be jointly evaluated by NNN and SKF.
The parties shall in connection therewith agree on appropriate adjustments of the prices referred to in section 3.1 in order to reflect a sharing of the achieved cost reduction under (a) or (b) above.

4.  GENERAL CONDITIONS AND DELIVERY TERMS

4.1 The terms of this Agreement shall prevail over the terms of the General
Conditions, which are an integrated part of this Agreement. The General
Conditions shall prevail over the terms of all Purchase Orders agreed on according to this Agreement. For the avoidance of doubt, it is agreed that all clauses and subclauses in the General Conditions shall apply unless the issue is specifically addressed in this Agreement.

4.2 The current delivery terms as set forth in Exhibit 4.2 shall apply to all deliveries hereunder.

4.3 NNN shall pack the Products in accordance with the historical practices of the Veenendaal plant and the particular Purchaser. The cost for packaging and packaging material shall be borne by NNN or the Purchaser in accordance with historical practices. Possible deviations or changes to these instructions must be agreed by both parties and documented. Each party shall keep one copy of such written agreement.

4.4 Payment for delivered Products shall be made within the number of days as set forth in Exhibit 4.4.

4.5 The number of issued invoices shall be as currently in practice. The
Purchasers shall, however, make best effort to reduce the number of invoices to not more than one per day.

5.  ORDERING AND SUPPLY PROCEDURE

5.1 SKF acknowledges that the Veenendaal plant currently may not be fully compliant with all the requirements set forth below in this section 5 and SKF shall not hold NNN liable for any such non-compliance. NNN, however, agrees to make best efforts, unless commercially unreasonable, to become compliant with all the requirements set forth below in this section 5 within a reasonable period of time after taking over the Veenendaal plant. SKF may hold NNN liable for all non-compliance with the requirements set forth below in this section 5 after such reasonable period of time.

5.2 The SKF Group companies are using systems, [*] for the procedures in line with the SKF Supplier Delivery Concept. NNN accepts and agrees with the principles of such systems and procedures, e.g. electronic communication of orders and other information (B2B, Systems to Systems communication/EDI). NNN also accepts and agrees with the SKF Supplier Delivery Concept, and that it will be used as the basis for NNN deliveries to the SKF Production

                                                                               8

Channels, and commits to work in accordance with the models, principles, criteria and rules set forth in the SKF Supplier Delivery Concept. The SKF
Supplier Delivery Concept is based on the fact that each SKF Production Channel has different consumption patterns in respect of the Products, and that the SKF
Production Channel has the role of being the customer in the supplier/customer relation.

5.3 NNN will, give feedback to each SKF Production Channel individually to the volume forecast provided by the SKF Production Channel. Such feedback shall be given as soon as possible, but no later than what is the current practice.

5.4 Ordering and supply shall take place per Production Channel and in accordance with the specifications laid down in the "Supply Channel Contract"
(as described in SKF Supplier Delivery Concept).

5.5 In cases where an SKF Group company has not implemented Supply Channels and/or Supply Channel Contracts but desires to implement, the Parties undertake to negotiate in good faith, and to use all reasonable efforts to reach agreement on Supply Channel Contracts. In those cases when SKF Production Channels are not implemented, the principles and rules for Supply Mode 3 and 4 shall apply for such Factories or Channels.

5.6 Supply Channel Contracts shall for each Product contain the information set forth in Appendix 6 to the document SKF Supplier Delivery Concept. The meaning of the term "Supply Mode" and the details on the four Supply Modes (Supply Modes
1-4) used in the Supply Channel Contracts is, as set forth in Appendix 2, 3 and
4 to the SKF Supplier Delivery Concept, which are agreed and accepted by NNN.

5.7 Orders and deliveries of Products shall be made in accordance with the
Supply Mode and other details, such as lead-time, specified for each Product in the relevant Supply Channel Contract. NNN shall deliver timely. Delivery times shall be in accordance with the lead-times and conditions specified in the
Supply Channel Contract. In the event when no Supply Channel Contract has been established, the delivery times shall always be within the Maximum Delivery
Times as specified in Exhibit 5.7 with Zero Defect Delivery. The agreed delivery times shall be complied with also during NNN's vacation period.

5.8 Notwithstanding anything to the contrary in this Agreement, NNN shall pay for extra freight charges incurred to ensure that delayed deliveries reach SKF in a timely manner, provided, however, NNN shall not pay for such costs in the event said delay is caused by Force Majeure or the Purchaser.

6.  QUALITY

6.1 [*]

6.2 The SKF Quality Standards for Suppliers attached hereto as Exhibit 6.2, as amended from time to time, shall apply to all deliveries hereunder. In case of any discrepancy between the terms hereof and the SKF Quality Standards for
Suppliers and the SKF General Conditions of Purchase, the terms hereof shall apply. If NNN does not comply with reasonably requested changes in the SKF
Quality Standards for Suppliers within reasonable time after the written notice of such change, SKF shall be free to terminate this Agreement with respect to the affected Product (this will include a reduction of the Volume Commitment), if NNN has not remedied its failure to comply within [*] from a notice of non-compliance issued by SKF.

6.3 NNN accepts and agrees to the principles of the SKF Zero Defect Strategy, as described in the Exhibit 6.3, as amended from time to time, and commits accordingly to use its best efforts to deliver Products with Zero Defects including Zero delays. In order to avoid any misunderstandings it is expressly agreed that NNN's liability for defective Products and delays under this
Agreement shall remain in full even if NNN has used its best efforts to deliver
Products with Zero Defects and Zero delays.

6.4 NNN accepts and agrees to work according to the requirements of the SKF prohibited substances or substances to be avoided. The lists of prohibited or restricted substances referred to in the SKF Quality Standard for Suppliers, in the chapter entitled "Environment" are included in the International Material
System Database (IMDS) at the web site
http://www.mdsystem.com/html/en/home_en.htm.

6.5 NNN accepts and agrees to comply with the Directive of the European
Parliament and council on End-of-Life vehicles.

7.  PRODUCT WARRANTY

7.1 NNN warrants the proper and professional manufacture of the Products, that they will be free from defects, and will conform to agreed Specifications.

7.2 When a Product defect has been remedied, NNN shall be liable for defects in the replaced or repaired Product under the same terms and conditions as those applicable to the original Product. After the second significant breach of
Section 7.1 within a [*] period of a Defective Product, SKF may with immediate effect delete the particular Product subject to such second event from the assortment of this Agreement without any right for NNN to claim any alternative volume or economical compensation and therefore, the Volume Commitment shall be reduced correspondingly.

7.3 [*] NNN must receive notice of any defect within a reasonable period of time after such defect becomes known to the Purchaser. In no event shall NNN have any warranty liability for any product sold by the Veenendaal plant prior to the date hereof.

                                                                              10

7.4 In markets where SKF is required by applicable laws and regulations or alternatively is required by specific customer to provide an extended warranty or is subject to extended liability for defects, SKF may request NNN to extend its warranty and liability to cover SKF's obligations. If NNN does not accept to extend its warranty and liability accordingly, SKF may cancel any affected
Purchase Orders with immediate effect, but will be obligated to pay NNN the cost of material if specific to the Products ordered or to the extent production for said order has been initiated to produce the Product and the cost of labor related to production of the Product.

8.  INSURANCE

8.1 NNN shall provide evidence of liability and umbrella insurance in the amount of at least [*] for NN and its affiliates, and must maintain such insurance with regard to the risks covered and the amount of coverage for the term of this
Agreement.

9.  PATENT INFRINGEMENT

9.1 NNN shall hold SKF and the Purchasers harmless against claims of patent infringement in respect of the Processes provided that SKF shall without undue delay, but in any event within [*] after the claim is brought against it or an SKF Group company, notify NNN of the claim. After such notification NNN shall participate in and handle any negotiation and/or defense of the claim or legal proceeding at NNN's expense. In this event SKF shall, if needed, fully and at its own expense co-operate with NNN. The parties shall continuously keep each other fully informed of such claims or legal proceedings. If SKF desires to maintain its own defense, SKF shall do so at its own expense and NNN shall fully and at its own expense co-operate with SKF.

9.2 SKF shall hold NNN harmless against claims of patent or other intellectual property infringement in respect of the Products, provided that NNN shall without undue delay, but in any event within [*] after the claim is brought against it, notify SKF of the claim. After such notification SKF shall participate in and handle any negotiation and/or defense of the claim or legal proceeding at SKF's expense. In this event NNN shall, if needed, fully and at its own expense co-operate with SKF. The parties shall continuously keep each other fully informed of such claims or legal proceedings. If NNN desires to maintain its own defense, NNN shall do so at its own expense and SKF shall fully and at its own expense co-operate with NNN.

10.  DURATION

10.1 This Agreement shall become effective on the date hereof and shall continue in force and effect until the fifth anniversary of its effective date, when it shall terminate automatically. The Parties shall no later than 6 months in advance of such expiration initiate negotiations concerning a possible new supply agreement to apply after expiration of this Agreement.

10.2 Prior to entering into such new supply agreement, SKF and NNN will jointly conduct benchmarking activities to ensure that NNN supplies SKF with Products that are globally competitive with respect to quality, service and price.

                                                                              11

11.  TERMINATION

11.1 This Agreement may be terminated forthwith by written notice upon the occurrence of any or more of the following events.

(i) By the other Party, if a Party hereto becomes incapable for a period of 120 days of performing any of its obligations under this Agreement because of Force
Majeure

(ii) By the other Party, if either Party hereto should become insolvent, have a receiver or administrator appointed of its assets, or if a petition for bankruptcy is filed by the Party itself or if other bankruptcy proceedings are commenced; or

(iii) By SKF, if NNN directly or indirectly acquires, or becomes acquired by, or merged with a bearing manufacturer or otherwise becomes controlled by, or acquires control over a bearing manufacturer.

11.2 SKF may terminate this Agreement, in whole or in part, in respect of one or several Products of a concerned SKF Production Channel's assortment or of the total SKF assortment, if NNN commits a material breach of any of its material obligations under this Agreement, which is not cured within a reasonable time after written notice of such breach.

11.3 Termination of this Agreement shall be without prejudice to the accrued rights and liabilities of the Parties on the date of termination, unless expressly waived in writing by the Parties.

11.4 Instead of terminating this Agreement or parts thereof, SKF may, at its sole discretion, choose to declare not to be bound by the Volume Commitment.

12.  MISCELLANEOUS

12.1 This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other supply agreements, commitments or representations in respect of Products, which may have been made by the Parties either orally or in writing prior to the signing hereof.

12.2 If any provision of this Agreement is or becomes invalid, ineffective, unenforceable or illegal for any reason, this shall not affect the validity or enforceability of any or all of the remaining provisions hereof. In such case, the Parties shall forthwith enter into good faith negotiations to amend such provision in such a way that, as amended, it is valid and legal and to the maximum extent possible carries out the original intent of the Parties as reflected herein with respect to the matter in question.

12.3 The provisions of Section 9 in this Agreement and section 7 and 8 in the
General Conditions shall survive any termination or expiration of this
Agreement.

                                                                              12

12.4 The failure of one of the Parties under this Agreement to exercise any right, power or option given to it under this Agreement or applicable law, or to insist upon strict compliance with the terms of this Agreement by the other
Party, shall not constitute a waiver of the terms and conditions of this
Agreement with respect to any subsequent breach thereof, nor a waiver by any of the Parties of its rights at any time thereafter to require strict compliance with all of the terms of this Agreement .

12.5 Any notice required or permitted by this Agreement shall be in writing.
Such notices shall be written in English. Such notices shall be delivered by hand, or may be sent by telefax, or by air courier, to the Parties at the following addresses:

12.5.1  If to SKF:

              Attention: Group Purchasing Director
              AB SKF
              415 50 GOTEBORG
              Telefax:

              with a copy to:

              AB SKF
              415 50 GOTEBORG
              Attention: General Counsel
              Telefax: 031-337 16 91

12.5.2  If to NNN:

              NN, Inc.
              2000 Water's Edge Drive
              Building C, Suite 12
              Johnson City, TN  37604
              Attn:  Chief Financial Officer
              Telefax:  423.743.2670

12.5.3 Any Party may change its address and numbers by giving notice in accordance with the terms of this sub-section 12.5 Any notice shall be effective when received in the offices of the Party to which it is sent.

12.6 [*]

12.8 The use of the customer relationship with SKF for advertising purposes requires the prior written approval of SKF.

12.9 At the request of SKF, NNN shall provide SKF with information on the environmental acceptability and recycling possibility of the Products, including packaging.

                                                                              13

12.10 NNN shall not advertise or publish, in any way, without the prior written approval of SKF, except as required by law, the content of this Agreement. NNN may in no event disclose the content of this Agreement without a prior written notice thereof to SKF.

12.11 Neither NNN nor any of its representatives shall, at any time, make public to third parties, divulge or otherwise disclose, directly or indirectly, any final product design, any drawings and related final product tolerance for any products produced in the Facility for delivery to SKF Group companies as from the Closing Date.

12.12 The parties agree to cooperate in good faith to correct any mistakes or errors in the text of the Exhibits and Schedules to this Agreement.

12.13 Neither party shall be liable in any circumstances for any special, consequential or punitive damages beyond the extent of such party's insurance coverage available for such damages.

13. GOVERNING LAW AND SETTLEMENT OF DISPUTES

13.1 This Agreement and each Purchase Order shall be governed by and construed in accordance with the substantive laws of the Netherlands. 13.2 Prior to pursuing arbitration with respect to any dispute hereunder, the chief executive officers or general managers of the parties (or a direct subordinate officer or general manager appointed by them) shall meet to seek an amicable resolution to such dispute. No party shall be entitled to commence arbitration proceedings unless it has attempted for a period of forty-five (45) days from written notice of a dispute to reach such amicable resolution.

13.3 After expiration of the forty-five (45) day period referred to in the prior section, any and all disputes, controversies or claims arising out of or relating to this Agreement or the breach, termination or invalidity thereof, shall be settled by final and binding arbitration by three (3) arbitrators in accordance with the UNCITRAL Arbitration Rules as at present in effect. The appointing authority shall be the International Chamber of Commerce in London,
England. The place of arbitration shall be Amsterdam, the Netherlands. The arbitration proceedings shall be conducted in the English language. Among the remedies available to them, the arbitrators shall be authorized to order the specific performance of provisions of this Agreement. The award rendered by the arbitrators may include costs of arbitration, reasonable counsel's fees, and reasonable costs for expert and other witnesses.

13.4 All papers, documents or evidence, whether written or oral, filed with or presented to the panel of arbitrators shall be deemed by the parties and by the arbitrators to be Confidential Information. No party or arbitrator shall disclose in whole or in part to any other person any Confidential Information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration if the dispute. Confidential Information may be disclosed (i) to attorneys, (ii) to parties, and (iii) to outside experts requested by either party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of

                                                                              14

a legally binding written statement that such expert is fully familiar with the terms of this Section, agrees to comply with the confidentiality terms of this Section, and will not use any Confidential Information disclosed to such expert for personal or business advantage, or (V) as required by Law or any applicable stock exchange regulations.

14.  DISCUSSION FORUM

14.1 The parties have established a forum for discussions of possible disagreements that may arise in connection with the supply and purchase of concerned Products, such as the introduction of new Products, modification of existing Products, negotiations of further Supply Channel Contracts.

14.2 The discussion forum shall consist of two persons of which each Party shall nominate one. NNN for this purpose initially nominated [*] and SKF has initially nominated [*].

If one Party wishes to replace the person nominated by it, the Party concerned shall notify the other Party in writing of the replacement. SKF and, respectively, NNN, may also designate alternates who may participate at meetings of the discussion forum as substitutes for a designated person. The persons appointed by the Parties shall also be entitled to ask in-house experts to participate in any negotiation to discuss specific topics.

14.3 The discussion forum shall meet whenever reasonably requested by a Party.
Such request shall be submitted in writing and shall contain such documents and information as is relevant and necessary for the other Party to prepare for a discussion.

15.  NN GUARANTEE

NN hereby unconditionally and irrevocably guarantees towards SKF and the
Purchasers the due and full performance of NNN under this Agreement and under the Purchase Orders.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed in two counterparts, as of the day and year first above written.

SKF Holding Maatschappij Holland B.V.                NN Netherlands B.V.

   /s/ Tore Bertilsson Carina Bergfelt               /s/ David L. Dyckman
--------------------------------------              -----------------------------------
By:   Tore Bertilsson Carina Bergfelt                By:  David L. Dyckman, Director

NN, Inc.

 /s/ David L. Dyckman
--------------------------------------
By:  David L. Dyckman, Vice President
     and Chief Financial Officer

                         LIST OF SCHEDULES AND EXHIBITS

1.5      General Conditions

2.6      Suppliers and Subcontractors not yet approved by SKF

3.1      Price policy, Settlement

3.1.3    Price List

4.2      Current delivery terms

4.4      Payment terms

5.7      Max Delivery Times

6.2      Quality Standards

6.3      Zero Defect Policy

6.5      End of life Vehicles

                                   Exhibit 3.1

                           Price policy and settlement

         [*]

                                  Exhibit 3.1.3

                                 Price List

                     New Pricelist Vee - products for Tudela

                  Product designation                         EUR per
                                                                      100 pcs.

                  [*]

                   New Pricelist Vee - products for THU Aiken

                  Production Designation                       USD per
                                                                       100 pcs.

                  [*]

                    New Pricelist Vee - products for Cajamar

                  Product designation                         USD per
                                                                       100 pcs.

                  [*]

                  New Pricelist Vee - products for SRB Hanover

                  Product designation                          USD per
                                                                       100 pcs.

                  [*]

                 New Pricelist Vee - products for Luechow Unit 1

                  Product designation                           EUR per
                                                                        100 pcs.

                  [*]

                 New Pricelist Vee - products for Luechow Unit 2

                  Product designation                            EUR per
                                                                         100 pcs.

                  [*]

                 New Pricelist Vee - products for Luechow Unit 3

                  Product designation                           EUR per
                                                                         100 pcs.

                  [*]

                 New Pricelist Vee - products for Luechow Unit 4

                  Product Designation                           EUR per
                                                                         100 pcs.

                  [*]

                 New Pricelist Vee - products for Luechow Unit 5

                  Product designation                         EUR per
                                                                      100 pcs.

                  [*]

                 New Pricelist Vee - products for Luechow THU

                  Product designation                         EUR per
                                                                      100 pcs.

                  [*]

                   New Pricelist Vee - products for SRB Luton

                  Product designation                          GBP per
                                                                       100 pcs.

                  [*]

                   New Pricelist Vee - products for ABP Lutsk

                           Product designation                  EUR per
                                                                         100 pcs.

                  [*]

                    New Pricelist Vee - products for Mulheim

                  Product designation                            EUR per
                                                                         100 pcs.

                  [*]

                   New Pricelist Vee - products for SRB Nilai

                  Product designation                            EUR per
                                                                         100 pcs.

                  [*]

                     New Pricelist Vee - products for Poznan

                  Product designation                             PLN per
                                                                          100 pcs.

                  [*]

                     New Pricelist Vee - products for Puebla

                  Product designation                            USD per
                                                                         100 pcs.

                  [*]

                   New Pricelist Vee - products for TRB India

                  Product designation                           EUR per
                                                                        100 pcs.

                  [*]

                 New Pricelist Vee - products for Schweinfurt 1H

                  Product designation                             EUR per
                                                                          100 pcs.

                  [*]

                New Pricelist Vee - products for Schweinfurt 1L

                  Product designation                            EUR per
                                                                         100 pcs.

                  [*]

                New Pricelist Vee - products for Schweinfurt 3M

                  Product designation                             EUR per
                                                                          100 pcs.

                  [*]

                New Pricelist Vee - products for ASP Schweinfurt

                  Product designation                            EUR per
                                                                          100 pcs.

                  [*]

                New Pricelist Vee - products for Schweinfurt LSC

                  Product designation                                           EUR per
                                                                                        100 pcs.

                  [*]

                New Pricelist Vee - products for Schweinfurt TH

                  Product designation                                           EUR per
                                                                                        100 pcs.

                  [*]

                  New Pricelist Vee - products for ABC Shanghai

                  Product designation                                           EUR per
                                                                                        100 pcs.

                  [*]

               New Pricelist Vee - products for Car Engine St. Cyr

                  Product designation                                           EUR per
                                                                                        100 pcs.

                  [*]

                   New Pricelist Vee - products for HBU Aiken

                  Product designation                                           USD per
                                                                                        100 pcs.

                  [*]